Exhibit 99.1

FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS FOURTH-QUARTER AND 2018 RESULTS
AND PROVIDES 2019 GUIDANCE

PROVO, Utah — Feb. 13, 2019 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced fourth-quarter and 2018 financial results.

Executive Summary

Q4 2018 vs. Prior-Year Quarter

Revenue:	$683.3 million, +3% • (4%) fx impact or ($26.8 M)
Earnings Per Share (EPS):	($0.32), or $1.05 excluding impairment and restructuring charges, compared to $0.33, or $1.20 excluding the impact of U.S. tax reform in Q4 2017 • ($1.37) impairment and restructuring charges
Sales Leaders:	73,400; (10%) • Up 16% since the end of Q1 2018
Customers:	1,244,000; +16%

2018 Annual

Revenue:	$2.68 billion, +18% • 0.5% fx impact
Earnings Per Share (EPS):	$2.16, or $3.52 excluding the impairment and restructuring charges, compared to $2.36, or $3.23 excluding the impact of U.S. tax reform

“We delivered another strong quarter despite a challenging comparison from the $130 million LumiSpa introduction in the prior year,” said Ritch Wood, chief executive officer. “We grew our revenue 18 percent for the year, with growth coming from virtually all of our segments. We were also encouraged that our customer acquisition strategy resulted in 16-percent growth in our customer base. And while our sales leader numbers were down year-over-year due to the LumiSpa introduction, we are pleased with 16 percent growth in sales leaders since the first quarter.”

Q4 2018 Year-Over-Year Operating Results

Revenue:	$683.3 million compared to $666.2 million • (4%) fx impact or ($26.8 M)
Gross Margin:	76.3% compared to 77.7% Nu Skin business was 77.9%
Selling Expenses:	39.4% of revenue compared to 39.8% • Nu Skin business was 40.9%
G&A Expenses:	23.9% of revenue compared to 23.0%
Operating Margin:	2.7% or 14.1% when excluding impairment and restructuring charges, compared to 14.9%
Other Income / (Expense):	($4.3) million expense compared to ($0.4) million expense
Income Tax Rate:	225% or 35.9% excluding impairment and restructuring charges, compared to 81.5% or 33.1% excluding the impact of U.S. tax reform
EPS:	($0.32), or $1.05 excluding impairment and restructuring charges, compared to $0.33, or $1.20 excluding the impact of U.S. tax reform • ($1.37) impairment and restructuring charges

Stockholder Value

Dividend Payments:	$20.2 million
Stock Repurchases:	$21.3 million; $471 million remaining in authorization

Q1 and Full-Year 2019 Outlook

Q1 2019 Revenue:	$615 to $635 million, 0 to 3% growth • 6 to 8% constant currency growth • Approximately (5 to 6%) fx impact
Q1 2019 EPS:	$0.70 to $0.77
2019 Revenue:	$2.76 billion to $2.82 billion, 3 to 5% growth • 5 to 7% constant currency growth • Approximately (2 to 3%) fx impact
2019 EPS	$3.80 to $4.05

“We are entering 2019 with strong momentum and are projecting meaningful constant-currency top-line growth with continued improvement on the bottom line,” said Wood. “We believe 2019 will be a pivotal year as we transform our digital platform to better support customers, while further enabling our sales leaders to leverage the power of social selling. Our product portfolio remains strong, and we plan to build on the breakout success of our LumiSpa skin treatment and cleansing device with the launch of LumiSpa Accent, a specialized eye treatment attachment. On the program front, our Velocity enhanced sales compensation program has now been rolled out in nearly every market, providing us with ongoing flexibility to drive and reward key behaviors from our sales force. We believe we can continue to grow our business and look forward to a strong 2019,” Wood concluded.

“Coming off a strong year, we are projecting continued growth in 2019,” said Mark Lawrence, chief financial officer. “We project first-quarter revenue of $615 to $635 million, including an approximate 5 to 6 percent negative currency impact, and earnings per share of $0.70 to $0.77. For the year, we are projecting annual revenue of $2.76 to $2.82 billion with a projected 2 to 3 percent negative foreign currency impact and earnings per share of $3.80 to $4.05. We look forward to providing additional details regarding our guidance and 2019 growth initiatives at our investor day event which will be held Feb. 28 at our headquarters,” concluded Lawrence.

Conference Call

The Nu Skin management team will host a conference call with the investment community on Feb. 13, 2019, at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available at the same URL through Feb. 27, 2019.

About Nu Skin Enterprises, Inc.

Founded more than 30 years ago, Nu Skin Enterprises, Inc. develops and distributes innovative consumer products, offering a comprehensive line of premium-quality beauty and wellness solutions. The company builds upon its scientific expertise in both skin care and nutrition to continually develop innovative product brands that include the Nu Skin® personal care brand, the Pharmanex® nutrition brand, and most recently, the ageLOC® anti-aging brand. The ageLOC brand has generated a loyal following for such products as the ageLOC LumiSpa skin cleansing and treatment device, ageLOC Youth nutritional supplement, the ageLOC Me® customized skin care system, as well as the ageLOC TR90® weight management and body shaping system. Nu Skin sells its products through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific. As a long-standing member of direct selling associations globally, Nu Skin is committed to the industry’s consumer guidelines that protect and support those who sell and purchase its products through the direct selling channel. Nu Skin is also traded on the New York Stock Exchange under the symbol “NUS.” More information is available at nuskin.com.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, product launches, strategies and initiatives; projections regarding revenue, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “project,” “anticipate,” “estimate,” “intend,” “plan,” “continue,” “targets,” “likely,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of our markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to our business model or negatively impacts our revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	risk of foreign currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the company’s recent acquisitions;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit the company’s ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally;
•
uncertainties related to interpretation of, and forthcoming regulations under, the recently enacted U.S. tax reform legislation; the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue growth is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period’s revenue. Operating margin, income tax rate and earnings per share, each excluding impairment and restructuring charges and/or the impact of tax reform, also are non-GAAP financial measures. Impairment and restructuring charges are not part of the ongoing operations of our underlying business. The U.S. tax reform legislation was enacted in December 2017 and had a material impact on our tax rate and earnings per share. Removing the impact of these items facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our operating margin, income tax rate and earnings per share calculated under GAAP, below.

The Company’s revenue results by segment for the three-month periods ended December 31 are presented in the following table (in thousands).

	2018	2017	% Change	Constant Currency % Change

Mainland China	$217,040	$222,333	(2%)	2%
Americas/Pacific	95,175	102,335	(7%)	3%
South Korea	102,840	103,066	—	2%
Southeast Asia	80,500	73,920	9%	13%
Japan	63,953	67,620	(5%)	(6%)
Hong Kong/Taiwan	47,746	46,627	2%	4%
EMEA	50,584	47,890	6%	10%
Other	25,449	2,410	956%	956%
Total	$683,287	$666,201	3%	7%

The Company’s revenue results by segment for the year ended December 31 are presented in the following table (in thousands).

	2018	2017	% Change	Constant Currency % Change

Mainland China	$886,472	$716,991	24%	21%
Americas/Pacific	385,034	342,429	12%	20%
South Korea	373,357	361,692	3%	1%
Southeast Asia	316,890	268,631	18%	18%
Japan	254,939	256,085	—	(2%)
Hong Kong/Taiwan	185,893	166,696	12%	11%
EMEA	182,394	160,275	14%	10%
Other	94,029	6,300	1,393%	1,393%
Total	$2,679,008	$2,279,099	18%	17%

The company’s Customers and Sales Leaders statistics by segment for the three-month periods ended December 31 are presented in the following table.

	2018		2017		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders

Mainland China	304,000	33,100	193,000	40,600	58%	(18%)
Americas/Pacific	249,000	8,300	244,000	8,900	2%	(7%)
South Korea	182,000	7,600	173,000	8,400	5%	(10%)
Southeast Asia	153,000	8,900	122,000	8,000	25%	11%
Japan	130,000	5,900	132,000	6,600	(2%)	(11%)
Hong Kong/Taiwan	77,000	4,800	71,000	4,700	8%	2%
EMEA	149,000	4,800	135,000	4,700	10%	2%

Total	1,244,000	73,400	1,070,000	81,900	16%	(10%)

“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017

Revenue	$683,287	$666,201	$2,679,008	$2,279,099
Cost of sales	161,853	148,459	634,140	502,078

Gross profit	521,434	517,742	2,044,868	1,777,021

Operating expenses:
Selling expenses	269,052	265,378	1,071,020	938,024
General and administrative expenses	163,265	153,244	662,302	564,514
Restructuring and impairment expenses	70,686	—	70,686	—

Total operating expenses	503,003	418,622	1,804,008	1,502,538

Operating income	18,431	99,120	240,860	274,483
Other income (expense), net	(4,254)	(446)	(21,194)	(8,916)

Income before provision for income taxes	14,177	98,674	219,666	265,567
Provision for income taxes	31,936	80,439	97,779	136,130

Net income	$(17,759)	$18,235	$121,887	$129,437

Net income per share:
Basic	$(0.32)	$0.35	$2.21	$2.45
Diluted	$(0.32)	$0.33	$2.16	$2.36

Weighted-average common shares outstanding (000s):
Basic	55,453	52,722	55,170	52,806
Diluted	56,341	55,053	56,476	54,852

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$386,911	$426,399
Current investments	11,346	11,847
Accounts receivable	53,282	33,196
Inventories, net	295,821	253,454
Prepaid expenses and other	51,877	52,893
	799,237	777,789

Property and equipment, net	464,535	464,587
Goodwill	196,573	114,954
Other intangible assets, net	89,989	67,647
Other assets	144,112	164,895
Total assets	$1,694,446	$1,589,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,617	$50,341
Accrued expenses	322,583	319,189
Current portion of long-term debt	69,455	77,840
	439,655	447,370

Long-term debt	361,008	310,790
Other liabilities	111,916	127,116
Total liabilities	912,579	885,276

Stockholders’ equity:
Class A common stock	91	91
Additional paid-in capital	552,564	466,349
Treasury stock, at cost	(1,326,605)	(1,304,694)
Accumulated other comprehensive loss	(79,934)	(66,318)
Retained earnings	1,635,751	1,609,168
	781,867	704,596
Total liabilities and stockholders’ equity	$1,694,446	$1,589,872

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring and Tax
Reform to GAAP Earnings Per Share
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017

Net income	$(17,759)	$18,235	$121,887	$129,437
Impact of restructuring and impairment:
Restructuring and impairment	70,686	—	70,686	—
Inventory write-off	7,240	—	7,240	—
Income tax impact	(1,086)	—	(1,086)	—
Impact of tax reform on provision for income taxes	—	47,729	—	47,729
Adjusted net income	$59,081	$65,964	$198,727	$177,166

Diluted earnings per share	$(0.32)	$0.33	$2.16	$2.36
Diluted earning per share, excluding restructuring and tax reform impact	$1.05	$1.20	$3.52	$3.23

Weighted-average common shares outstanding (000s):	56,341	55,053	56,476	54,852

NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Restructuring to GAAP
Operating Margin
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017

Operating income	$18,431	$99,120	$240,860	$274,483
Impact of restructuring and impairment:
Restructuring and impairment	70,686	—	70,686	—
Inventory write-off	7,240	—	7,240	—
Adjusted operating income	$96,357	$99,120	$318,786	$274,483

Operating margin	2.7%	14.9%	9.0%	12.0%
Operating margin, excluding restructuring impact	14.1%	14.9%	11.9%	12.0%

Revenue	$683,287	$666,201	$2,679,008	$2,279,099

NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Restructuring and Tax
Reform to GAAP Effective Tax Rate
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017

Provision for income taxes	$31,936	$80,439	$97,779	$136,130
Impact of restructuring on tax provision	1,086	—	1,086	—
Impact of tax reform on provision for income taxes	—	(47,729)	—	(47,729)
Provision for income taxes, excluding impact of restructuring and tax reform	$33,022	$32,710	$98,865	$88,401

Income before provision for income taxes	$14,177	$98,674	$219,666	$265,567
Impact of restructuring and impairment:
Restructuring and impairment	70,686	—	70,686	—
Inventory write-off	7,240	—	7,240	—
Income before provision for income taxes, excluding impact of restructuring and tax reform	$92,103	$98,674	$297,592	$265,567

Effective tax rate	225.3%	81.5%	44.5%	51.3%
Effective tax rate, excluding restructuring and tax reform impact	35.9%	33.1%	33.2%	33.3%

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com,  (801) 345-3577